Exhibit 5.1

May 22, 2020

InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B14402

Cambridge, MA 02139

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-1 (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the resale by the selling stockholders referred to in the Registration Statement (the “Selling Stockholders”) of an aggregate of up to 1,826,731 shares of the Corporation’s common stock (the “Shares”), par value $0.00001 per share (the “Common Stock”) upon the exercise from time to time of the Corporation’s outstanding Series C Common Stock purchase warrants and placement agent warrants.

In connection therewith, we have examined the following documents: (a) the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on April 2, 2003, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Corporation, dated as of March 29, 2016; (c) the resolutions adopted by the Corporation’s board of directors authorizing the filing of the Registration Statement, amongst other items (the “Directors’ Resolutions”); and (d) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to

InVivo Therapeutics Holdings Corp.

May 22, 2020

us by officers and representatives of the Corporation. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinion expressed below is based on the assumption that the Registration Statement, and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Corporation with the Commission and will be effective at the time that any of the Shares are sold by the Selling Stockholders, and that persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement, in accordance with the Directors’ Resolutions, will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP